Exhibit 25.1

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of a Trustee
Pursuant to Section 305 (b)(2) ___
________________________
CITIBANK, N.A.
(Exact name of Trustee as specified in its charter)

A National Banking Association	13-5266470
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No. )

399 Park Avenue,
New York, New York	10043
(Address of principal executive office)	(Zip Code)
Citibank, N.A.
388 Greenwich Street
New York, N.Y. 10013
(212) 816-0392
(Name, address, and telephone number of agent for service)
_______________________
F&G Annuities & Life, Inc.
(Exact name of obligor as specified in its charter)
SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware	85-2487422
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

801 Grand Avenue, Suite 2600
Des Moines, Iowa	50309
(Address of principal executive offices)	(Zip Code)
_________________________

Debt Securities
(Title of Indenture Securities)
TABLE OF ADDITIONAL REGISTRANTS

Exact name of registrant as specified in its charter*	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
CF Bermuda Holdings Limited	Bermuda	6311
FGL US Holdings Inc.	Delaware	6311	82-2796563
Fidelity & Guaranty Life Business Services, Inc.	Delaware	6311	43-1914674
Fidelity & Guaranty Life Holdings, Inc.	Delaware	6311	48-1245662
* The address and telephone number of each additional registrant is c/o F&G Annuities & Life, Inc., 801 Grand Avenue, Suite 2600, Des Moines, Iowa 50309, tel. (515) 330-3340.
Item 1.    General Information.
Furnish the following information as to the trustee:
(a)    Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency	Washington, D.C.

Federal Reserve Bank of New York	33 Liberty Street, New York, NY

Federal Deposit Insurance Corporation	Washington, D.C.
(b)    Whether it is authorized to exercise corporate trust powers.
Yes.
Item 2.    Affiliations with Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.
None.
Items 3-15.    Not Applicable.
Item 16.    List of Exhibits.
List below all exhibits filed as a part of this Statement of Eligibility.
Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect.
(Exhibit 1 to T-1 filed as exhibit to the Filing 305B2 dated October 5, 2012 under File No. 333-183223).
Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (attached).
Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 filed May 5, 2014 under File No. 333-195697).
Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 filed as exhibit to the Filing 305B2 dated October 5, 2012 under File No. 333-183223).
Exhibit 5 - Not applicable.
Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 filed May 5, 2014 under File No. 333-195697).
Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of June 30, 2024- attached)
Exhibit 8 - Not applicable.
Exhibit 9 - Not applicable.
__________________

SIGNATURE
Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 27th day of September, 2024.

CITIBANK, N.A.

By	/s/ Peter Lopez
Peter Lopez
Vice President

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE AND FIDUCIARY POWERS

I, Michael J. Hsu, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "Citibank, N.A.," Sioux Falls, South Dakota (Charter No. 1461), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise fiduciary powers on the date of this certificate.

IN TESTIMONY WHEREOF, today, July 11, 2024, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Acting Comptroller of the Currency

2024-01121-C

CONSOLIDATED BALANCE SHEET	Citigroup Inc. and Subsidiaries

In millions of dollars	June 30, 2024 (Unaudited)	December 31, 2023
Assets
Cash and due from banks (including segregated cash and other deposits)	$26,917	$27,342
Deposits with banks, net of allowance	219,217	233,590
Securities borrowed and purchased under agreements to resell (including $178,062 and $206,059 as of June 30, 2024 and December 31, 2023, respectively, at fair value), net of allowance	317,970	345,700
Brokerage receivables, net of allowance	64,563	53,915
Trading account assets (including $210,375 and $197,156 pledged to creditors as of June 30, 2024 and December 31, 2023, respectively )	446,339	411,756
Investments:
Available-for-sale debt securities (including $2,859 and $11,868 pledged to creditors as of June 30, 2024 and December 31, 2023, respectively)	249,362	256,936
Held-to-maturity debt securities, net of allowance (fair value of which is $230,283 and $235,001 as of June 30, 2024 and December 31, 2023, respectively) (includes $87 and $71 pledged to creditors as of June 30, 2024 and December 31, 2023, respectively)	251,125	254,247
Equity securities (including $696 and $766 as of June 30, 2024 and December 31, 2024, respectively, at fair value)	7,789	7,902
Total investments	$508,276	$519,085
Loans:
Consumer (including $294 and $313 as of June 30, 2024 and December 31, 2023, respectively, at fair value)	386,117	389,197
Corporate (including $8,232 and $7,281 as of June 30, 2024 and December 31, 2024, respectively, at fair value)	301,605	300,165
Loans, net of unearned income	$687,722	$689,362
Allowance for credit losses on loans (ACLL)	(18,216)	(18,145)
Total loans, net	$669,506	$671,217
Goodwill	19,704	20,098
Intangible assets (including MSRs of $709 and $691 as of June 30, 2024 and December 31, 2024, respectively)	4,226	4,421
Premises and equipment, net of depreciation and amortization	29,399	28,747
Other assets (including $14,981 and $12,290 as of June 30, 2024 and December 31, 2024, respectively, at fair value), net of allowance	99,569	95,963
Total assets	$2,405,686	$2,411,834
Statement continues on the next page.

CONSOLIDATED BALANCE SHEET	Citigroup Inc. and Subsidiaries
(Continued)
In millions of dollars, expect shares and per share amounts	June 30, 2024 (Unaudited)	December 31, 2023
Liabilities
Deposits (including $3,400 and $2,440 as of June 30, 2024 and December 31, 2023, respectively, at fair value)	$1,278,137	$1,308,681
Securities loaned and sold under agreements to repurchase (including $69,768 and $62,485 as of June 30, 2024 and December 31, 2023, respectively, at fair value)	305,206	278,107
Brokerage payables (including $5,385 and $4,321 as of June 30, 2024 and December 31, 2023, respectively, at fair value)	73,621	63,539
Trading account liabilities	151,259	155,345
Short-term borrowings (including $11,744 and $6,545 as of June 30, 2024 and December 31, 2023, respectively, at fair value)	38,694	37,457
Long-term debt (including $109,406 and $116,338 as of June 30, 2024 and December 31, 2023, respectively, at fair value)	280,321	286,619
Other liabilities, plus allowances	69,304	75,835
Total liabilities	$2,196,542	$2,205,583
Stockholders' equity
Preferred stock ($1.00 par value; authorized shares: 30 million), issued shares: as of June 30, 2024— 724,000 and as of December 31, 2023 — 704,000, at aggregate liquidation value	$18,100	$17,600
Common stock ($0.01 par value; authorized shares: 6 billion), issued shared: as of June 30, 2024— 3,099,718,745 and as of December 31, 2023— 3,099,691,704	31	31
Additional paid-in capital	108,785	$108,955
Retained earnings	202,913	$198,905
Treasury stock, at cost: June 30, 2024— 1,191,923,520 shares and December 31, 2023— 1,196,577,865 shares	(74,842)	(75,238)
Accumulated other comprehensive income (loss) (AOCI)	(46,677)	(44,800)
Total Citigroup stockholders' equity	$208,310	$205,453
Noncontrolling interests	834	798
Total equity	$209,144	$206,251
Total assets	$2,405,686	$2,411,834
The Notes to the Consolidated Financial Statements are an integral part of these Consolidated Financial Statements.